EXHIBIT 23.2


LAWRENCE SCHARFMAN & CO., CPA PC
CERTIFIED PUBLIC ACCOUNTS

18 E SUNRISE HIGHWAY, #203                        9608 HONEY BELL CIRCLE
FREEPORT, NY 11520                                BOYNTON BEACH FL, 33437
TELEPHONE: (516) 771-5900                         TELEPHONE: (561) 733-0296
FACSIMILE: (516) 771-2598                         FACSIMILE: (561) 470-0613


     MARSHALL HOLDINGS INTERNATIONAL, INC.
     RICHARD BAILEY
     2555 EAST WASHBURN ROAD
     NORTH LAS VEGAS, NV 89081


                         CONSENT OF INDEPENDENT AUDITORS

I hereby consent to the incorporation by reference in this Form 10-KSB filed on or about April 13, 2007 of the report dated April 10, 2007, relating to the consolidated financial statements of Gateway Distributors, Ltd. for the year ended December 31, 2005, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding the substantial doubt about Gateway's ability to continue as a going concern.


Sincerely

/s/ Lawrence Scharfman
---------------------------
Lawrence Scharfman